EXHIBIT 99.1

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                    Lasergate Systems, Inc. and Subsidiaries
                          UNAUDITED CONDENSED PRO FORMA
                           CONSOLIDATED BALANCE SHEET
                             As of September 30,1995

The following unaudited condensed pro forma consolidated balance sheet is based on the individual unaudited balance sheets of Lasergate Systems, Inc. and Subsidiaries (Lasergate) as of September 30, 1995 as contained in Form 10-QSB as filed for the quarter then ended and has been prepared to reflect the issuance of preferred stock and receipt of cash after giving effect to the pro forma adjustments as described in Note 1 as if the private placement had occurred on September 30, 1995. In the opinion of management, all adjustments necessary to fairly present the pro forma information have been made. This statement can be read in conjunction with the aforementioned Lasergate 10-QSB as recently filed.


                                     ASSETS

                                                                       Pro Forma
                                                               ---------------------------
                                                               Adjustments
                                                Historical       (Note 1)      As Adjusted
                                                ----------     -----------     -----------
Current assets
  Cash and cash equivalents                     $   83,824     $ 1,855,560     $ 1,939,384
  Account receivable, net of allowance for
    doubtful accounts of $167,733                  574,190              -          574,190
  Inventories                                      138,754              -          138,754
  Prepaid expenses                                  99,248              -           99,248
                                                ----------     -----------     -----------
    Total current assets                           896,016       1,796,074       2,751,576

Property and equipment                             224,318              -          224,318
Systems and software costs                       1,487,500              -        1,487,500
Other assets(including goodwill of $2,648,273)   3,084,881         (59,486)      3,025,395
                                                ----------     -----------     -----------
                                               $ 5,692,715     $ 1,796,074     $ 7,488,789
                                                ==========     ===========     ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Note payable, related party                  $   300,000     $        -      $   300,000
  Notes payable, other:                              6,667              -            6,667
  Current portion of obligations under
   capital leases                                   14,028              -           14,028
  Accounts payable, trade                          452,429              -          452,429
  Customer payment for future services             319,167              -          319,167
  Deferred revenue                                 294,092              -          294,092
  Accrued expenses:
    Salaries and wages                              18,538              -           18,538
    Reinstallation                                 259,684              -          259,684
    Other                                          155,223              -          155,223
                                                ----------     -----------     -----------
    Total current liabilities                    1,819,828              -        1,819,828

Obligations under capital leases,
  less current portion                              23,039              -           23,039
Promissory notes payable, shareholders,
  with conversion features                       2,324,335              -        2,324,335
Common stock subject to put options                210,000              -          210,000
Obligations to issue common stock and
  common stock options                             776,250              -          776,250

Stockholders' equity:
  Preferred stock, $.03 par value, 2,000,000
    shares authorized, 95,950 shares of
    Series A issued and outstanding, 111,800
    shares of Series B issued and outstanding
    at September 30, 1995;                           6,232              -            6,232
    208,600 shares of Series D issued and
    outstanding  on a pro forma basis                                6,258           6,258
  Common stock, $.03 par value, 3,023,013
    shares authorized, 3,023,013 issued
    and outstanding at September 30, 1995           90,691              -           90,691
  Additional paid-in capital                    11,333,978       1,789,816      13,123,794
  Less: Common stock, $.03 par value,
         30,000 shares subject to put options     (210,000)             -         (210,000)
        Note receivable, shareholders             (559,000)             -         (559,000)
  Accumulated deficit                          (10,122,638)             -      (10,122,638)
                                                ----------     -----------     -----------
    Total stockholder's equity                     539,263       1,796,074       2,335,337
                                                ----------     -----------     -----------
                                              $  5,692,715    $  1,796,074    $  7,488,749
                                                ==========     ===========     ===========

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                    Lasergate Systems, Inc. and Subsidiaries
                     Notes To Unaudited Condensed Pro Forma
                           Consolidated Balance Sheet

                            As of September 30, 1995


NOTE 1 - PRIVATE PLACEMENT

During October 1995, Lasergate Systems, Inc. completed a $2.1 million private placement of 208,600 shares of Convertible Series D Preferred Stock. Net proceeds of the placement were approximately $1,796,074 which is reflected on the Unaudited Pro Forma Balance Sheet.

Subsequent to the closing, one of the investors converted the 28,600 shares of Series D Preferred Stock purchased by him into 110,000 shares of Common Stock.
The Pro Forma Balance Sheet does not reflect such conversion.